# Delaware

The First State

*I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SEQLL INC.", CHANGING ITS NAME FROM "SEQLL INC." TO "ATLANTIC INTERNATIONAL CORP", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 2024, AT 12:39 O`CLOCK P.M.*

Jeffrey W. Bullock, Secretary of State

5510849 8100
SR# 20242865102

Authentication: 203702677
Date: 06-13-24

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:39 PM 06/13/2024
FILED 12:39 PM 06/13/2024
SR 20242865102 - File Number 5510849

**CERTIFICATE OF AMENDMENT OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SEQLL INC.**

Pursuant to Section 242 of the
Delaware General Corporation Law

SeqLL Inc. (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("**DGCL**"), does hereby certify as follows:

**FIRST:** That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation (the "**Amendment**"), declaring the Amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

**RESOLVED**, that the Third Amended and Restated Certificate of Incorporation of the Corporation be amended by changing the Article One thereof so that, as amended, said Article shall be and read as follows:

The name of the Corporation is **Atlantic International Corp**

**SECOND:** That thereafter, pursuant to resolution of Board of Directors of the Corporation, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

**THIRD:** That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

**IN WITNESS WHEREOF**, I, the undersigned, being an authorized officer of the Corporation, do make, file, and record this Certificate of Amendment, and do certify that the facts herein are true, and I have accordingly hereunto set my hand this 13th day of June, 2024.

Daniel Jones
Daniel Jones (Jun 13, 2024 10:55 EDT)

Name: Daniel Jones
Title: Chief Executive Officer